Exhibit 10.18

GUARANTEE

THIS GUARANTEE dated June 4, 2012.

GUARANTOR:
APEX SYSTEMS INTEGRATORS INC.

the "Guarantor"

CREDITOR:

BDC CAPITAL INC., a wholly-owned subsidiary of BUSINESS DEVELOPMENT BANK OF CANADA, duly incorporated under the Canada Business Corporations Act, with a place of business at 148 Fullarton Street, Suite 1000, London ON  N6A 5P3

Attention: Jeff Hill

(the "Bank")

DEBTOR:
2314505 ONTARIO INC.

the "Borrower"

DEBT:                                            $1,700,000     the "Principal Sum"

LIMIT OF LIABILITY:
1.	unlimited

(Complete 1 or 2 as appropriate)	the "Limited Amount"

In consideration of the Bank agreeing to make a loan to the Borrower of the Principal Sum, the Guarantor covenants with the Bank as follows:

1.           DEBT AND SECURITY

In this Guarantee, "Loan Security" means all accepted letters of offer, loan agreements, promissory notes, debentures, mortgages, hypothecations, pledges, assignments and security agreements of any kind which the Bank may hold at any time as security for the payment of the Principal Sum and all agreements amending, extending or renewing those security instruments. The Guarantor has read all of the Loan Security held by the Bank as of the date of this Guarantee.

2.           GUARANTEE

The Guarantor unconditionally guarantees performance by the Borrower of all promises under the Loan Security and payment by the Borrower of the Principal Sum, protective disbursements, interest and other amounts the Borrower has promised to pay under the Loan Security (the foregoing amounts collectively are called the “Outstanding Balance” ).  The Guarantor also promises to pay to the Bank all legal fees and disbursements, on a solicitor and client basis, incurred by the Bank in reference to any suit upon this Guarantee.  The liability of the Guarantor under this Guarantee will not exceed the Limited Amount plus legal expenses plus interest on the Limited Amount at the rate provided under the Loan Security calculated and compounded monthly from the date the Bank demands payment under this Guarantee.

3.           LIABILITY AS PRINCIPAL DEBTOR

As between the Bank and the Guarantor, the Guarantor is liable as principal debtor for all of the Borrower's covenants contained in the Loan Security notwithstanding any act or omission of the Borrower or of the Bank which might otherwise operate as a partial or absolute discharge of the Guarantor if the Guarantor were only a surety.

4.           LIABILITY NOT DIMINISHED BY ACTS OF THE BANK OR THE BORROWER

Except for payment of all sums due under the Loan Security, payment of the amount due under this Guarantee or written discharge, no act or omission of the Bank or of the Borrower, before or after default, discharges or diminishes the liability of the Guarantor under this Guarantee and without restricting the foregoing, the Guarantor covenants with the Bank as follows:

(a)	the Bank may grant time and other indulgences to the Borrower, to any guarantor and to any other person liable for all or any portion of the Principal Sum;

(b)
the Bank may modify, extend or renew (in either case, on the then current, or on new, terms), exchange, abstain from perfecting, discharge or abandon the Loan Security or any part of it or anything mortgaged or charged by it;

(c)
the Bank may enter into any agreement with the Borrower to vary the terms of any agreement affecting the payment or repayment of Principal Sum, including a change in the rate of interest chargeable on the Principal Sum;

(d)
the Bank may enter into any agreement or accept any compromise that has the effect of diminishing or extinguishing the liability of the Borrower to the Bank or the value of the Loan Security or the value of anything mortgaged by it;

(e)	the Bank need not ascertain or enforce compliance by the Borrower or any other person with any covenant under the Loan Security;

(f)
the Bank bears no responsibility for any neglect or omission with respect to anything mortgaged under the Loan Security, either during possession by the Borrower or by any third party or by the Bank or by anyone on behalf of the Bank;

(g)
the Bank is not bound to seek recourse against the Borrower before requiring payment from the Guarantor and the Bank may enforce its various remedies under this Guarantee and the Loan Security or any part of it at any time, in any manner and in any order as the Bank may choose;

(h)
the Bank bears no duty to the Guarantor in respect of the liquidation of anything mortgaged under the Loan Security and, without restricting the foregoing, it is under no duty to avoid waste of, to obtain a fair price for or to avoid neglect in the liquidation of anything mortgaged under the Loan Security; and

(i)
the Bank has no obligation to ensure that any Loan Security, other guarantee or security collateral to a guarantee is executed, perfected or delivered and, if by reason of want of authority or failure of execution and delivery or failure to comply with laws respecting perfection and registration of instruments or any other reason, any intended Loan Security, guarantee or collateral security is not granted, is unenforceable or becomes unenforceable, the liability of the Guarantor under this Guarantee remains enforceable and undiminished.

The Guarantor confirms and agrees that any modifications of the loan terms or Loan Security may be agreed upon directly between the Bank and the Borrower without notice to the Guarantor and without the Guarantor’s further concurrence.

5.           SUBROGATION

The Guarantor shall not be subrogated in any manner to any right of the Bank until all money due to the Bank under the Loan Security is paid.

6.           RELEASE

If more than one person guarantees any of the obligations of the Borrower to the Bank under this Guarantee or any other instrument, the Bank may release any of those persons on any terms the Bank chooses and each person executing this Guarantee who has not been released shall remain liable to the Bank under this Guarantee as if the person so released had never guaranteed any of the obligations of the Borrower.

7.           PAYMENT AND REMEDYING DEFAULTS

The Guarantor’s obligation to pay the amount guaranteed or to rectify any default shall arise immediately upon receiving demand from BDC after the occurrence and continuance of an Event of Default (as such term is defined in the Loan Security).  No suit based on this Guarantee shall be instituted until such demand for payment has been made, and any limitation period applicable to the enforcement of this Guarantee shall commence only upon issuance of such demand for payment.  Demand shall be deemed to have been effectively made upon any Guarantor 5 business days after an envelope containing such demand, addressed to such Guarantor at the address last known to BDC, is posted in a post office by pre-paid regular mail.  BDC shall not be obliged to exhaust its recourse against the Borrower, other parties, the Loan Security or anything mortgaged under the Loan Security prior to making demand under this Guarantee.

8.           NO COLLATERAL AGREEMENTS OR REPRESENTATIONS

Any agreement between the Bank and the Guarantor diminishing the liability of the Guarantor under this Guarantee, altering any term of this Guarantee or imposing any condition against the operation of any such term is of no further force or effect.  Any representation made by the Bank having such effect is waived.  The Guarantor warrants that there are no agreements, representations or conditions that have been relied upon by the Guarantor that are not expressed in this Guarantee.

9.           CHANGES MUST BE IN WRITING

This Guarantee may only be amended by writing executed by the Bank.  No agreement has the effect of diminishing or discharging the liability of the Guarantor under this Guarantee unless the agreement is in writing and executed by the Bank.  The Guarantor shall not rely upon any future representation made by the Bank in respect of the liability of the Guarantor under this Guarantee unless such representation is in writing executed by the Bank.

10.           JOINT AND SEVERAL LIABILITY

Where this Guarantee has been executed by more than one person, the liability of the persons executing this Guarantee is joint and several and every reference in this Guarantee to the "Guarantor" shall be construed as meaning each person who has executed it as well as all of them.  This Guarantee is binding on those who have executed it notwithstanding that it may remain unexecuted by any other person.

11.           JURISDICTION

This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  For enforcement purposes, the Guarantor hereby irrevocably attorns to the jurisdiction of the courts and laws of the Province of Ontario.

12.           ASSIGNS

This Guarantee is binding upon the Guarantor and the Guarantor's heirs, executors, administrators, successors and assigns and shall enure to the benefit of the Bank, its successors and assigns.  The Bank may assign this Guarantee.

[signature page follows]

IN WITNESS WHEREOF the Guarantor has hereunto set his hand and seal or has affixed its corporate seal duly attested by the hand(s) of its proper officer(s) in that behalf, on the day and year first above written.

APEX SYSTEMS INTEGRATORS INC.

Per:	/s/ Karen Dalicandro
Name:
Title:

Per:
Name:
Title:

I/We have authority to bind the Corporation